UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2022

DTRT HEALTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40774	86-3336784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1415 West 22nd Street, Tower Floor

Oak Brook, IL 60523

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (314) 316-5473

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001, and one-half of one redeemable warrant	DTRTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001	DTRT	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DTRTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2022, DTRT Health Acquisition Corp. (“DTRT” or the “Company”) issued an unsecured convertible promissory note in the aggregate principal amount of $300,000.00 (the “Note”) to DTRT Health Sponsor LLC, the Company’s sponsor (the “Sponsor”). Pursuant to the Note, DTRT agreed to repay the outstanding principal amount of the Note on the earlier of (i) May 31, 2023 and (ii) the effective date of a business combination (the “Maturity Date”).

At any time prior to the Maturity Date, the Sponsor may elect to convert the outstanding principal balance into warrants to purchase shares of Class A common stock of DTRT at a conversion price equal to $1.00 per warrant. The terms of such warrants issued in connection with such conversion shall be identical to the warrants issued to the Sponsor in connection with DTRT’s initial public offering that closed September 7, 2021. The Note does not bear interest. In the event that DTRT does not consummate a business combination, the Note will be repaid only from amounts remaining outside of DTRT’s trust account, if any.

The proceeds of the Note will be used by DTRT to deposit additional funds to the trust account in connection with the extension of the amount of time DTRT has available to complete a business combination from December 7, 2022 to March 7, 2023.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 6, 2022, DTRT held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) in connection with the extension of the date by which the Company must complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”) from December 7, 2022 to March 7, 2023 (the “Extension Amendment Proposal”).

The following is a tabulation of the votes with respect to the Extension Amendment Proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
22,513,323	488,958	33,177

In connection with the Special Meeting, stockholders holding an aggregate of 19,779,227 shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $10.20 per share of the funds held in the Company’s trust account, leaving approximately $33,102,698 in cash in the trust account after satisfaction of such redemptions and following the deposit of the additional funds into the trust account.

In addition, on December 6, 2022, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Registrant’s Amended and Restated Certificate of Incorporation.

10.1	Convertible Promissory Note dated as of December 6, 2022.

104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTRT HEALTH ACQUISITION CORP.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Chief Executive Officer

Date: December 9, 2022